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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 16, 2000, in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-37520) and related Prospectus of Wintrust Financial Corporation and Wintrust Capital Trust II for the registration of 2,000,000 shares of Trust Preferred Securities, Junior Subordinated Debentures and Guarantee of Preferred Securities.

                                      /s/ Ernst & Young LLP
                                      ERNST & YOUNG LLP


May 24, 2000
Chicago, Illinois